INVESTOR CONTACT Christopher T. Lee 858-485-2523 office christopher.lee@teradata.com MEDIA CONTACT Jennifer Donahue 858-485-3029 office jennifer.donahue@teradata.com

Teradata Reports Fourth Quarter and Full-Year 2022 Financial Results

•Public cloud ARR of $357 million, an increase of 77% as reported and 81% in constant currency from the prior year period(1)
•Fourth quarter recurring revenue of $357 million, a decrease of 2% as reported and an increase of 3% in constant currency from the prior year period(1)
•Recurring revenue was 79% of total revenue in the fourth quarter, up from 77% in the prior year period
•Fourth quarter GAAP earnings per share of ($0.07)
•Fourth quarter Non-GAAP diluted earnings per share of $0.35(2)
•Fourth quarter cash from operations of $129 million and free cash flow of $120 million(3)
•Increases return of free cash flow target to 75%, up from 50%

SAN DIEGO – February 13, 2023 -- Teradata (NYSE: TDC) today announced its fourth quarter and full year 2022 financial results.

"Teradata had a strong 2022, including achieving our largest quarter of cloud growth ever, and meeting or beating every element of our annual outlook,” said Steve McMillan, President and CEO, Teradata. “It was only in the middle of 2020 that we set our sights on our cloud-first future. In that short amount of time, and despite challenging macroeconomic factors, Teradata delivered more than a six-fold growth in cloud ARR. It’s clear that our strategic transformation is right for the market, and the proof is in both our financial results and the continued recognition of Teradata as a leader in cloud data and analytics."

“Teradata’s increase of its return of free cash flow target to 75% from 50% demonstrates our conviction in the durability of our free cash flow and commitment to deliver ongoing shareholder value,” said Claire Bramley, Chief Financial Officer, Teradata. “We are energized to continue our momentum into 2023, accelerating our growth forecasts for ARR, revenue, and earnings per share. We remain on-track to achieve over one billion dollars of cloud ARR in 2025 while driving future margin expansion and free cash flow growth."

Fourth Quarter 2022 Financial Highlights Compared to Fourth Quarter 2021
•Public cloud ARR increased to $357 million from $202 million, an increase of 77% as reported and 81% in constant currency(1)
•Total ARR decreased to $1.482 billion from $1.492 billion, a decrease of 1% as reported and an increase of 2% in constant currency(1)
•Total revenue was $452 million versus $475 million, a decrease of 5% as reported and flat in constant currency(1)
•Recurring revenue was $357 million versus $364 million, a decrease of 2% as reported and an increase of 3% in constant currency(1)
•Recurring revenue was 79% of total revenue in the fourth quarter, up from 77% in the prior year period
•GAAP gross margin was 58.2% versus 61.9%
•Non-GAAP gross margin was 59.5% versus 63.2%(2)
•GAAP operating income was $11 million versus $50 million
•Non-GAAP operating income was $62 million versus $90 million(2)

•GAAP earnings per share (“EPS") was ($0.07) versus $0.29
•Non-GAAP diluted EPS was $0.35 versus $0.57(2)
•Cash flow from operations was $129 million versus $95 million
•Free cash flow was $120 million versus $85 million(3)

Full-Year 2022 Financial Highlights Compared to Full-Year 2021
•Total revenue was $1.795 billion versus $1.917 billion, a decrease of 6% as reported and 2% in constant currency(1)
•Recurring revenue was $1.419 billion versus $1.464 billion, a decrease of 3% as reported and an increase of 1% in constant currency(1)
•GAAP gross margin was 60.2% versus 61.9%
•Non-GAAP gross margin was 61.6% versus 63.4%(2)
•GAAP operating income was $118 million versus $231 million
•Non-GAAP operating income was $286 million versus $393 million(2)
•GAAP diluted EPS was $0.31 versus $1.30
•Non-GAAP diluted EPS was $1.64 versus $2.43(2)
•Cash flow from operations was $419 million versus $463 million
•Free cash flow was $403 million versus $432 million(3)

Outlook
For the full-year 2023:
•Public cloud ARR is expected to increase in the range of 53% to 57% year-over-year
•Total ARR is expected to increase in the range of 6% to 8% year-over-year
•Recurring revenue is expected to increase in the range of 4% to 7% year-over-year
•Total revenue is expected to increase in the range of 1% to 4% year-over-year
•GAAP diluted EPS is expected to be in the range of $0.63 to $0.79
•Non-GAAP diluted EPS is expected to be in the range of $1.90 to $2.06(2)
•Cash flow from operations is expected to be in the range $345 million to $385 million
•Free cash flow is expected to be in the range of $320 million to $360 million(3)

For the first quarter of 2023:
•GAAP diluted EPS is expected to be in the range of $0.32 to $0.36
•Non-GAAP diluted EPS is expected to be in the range of $0.60 to $0.64(2)

Earnings Conference Call
A conference call is scheduled for today at 5:00 a.m. PT to discuss the Company’s fourth-quarter and full-year 2022 results, and provide a business and financial update, including its 2023 financial outlook. Access to the conference call, as well as a replay of the conference call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com.

Revenue
(in millions)
	For the Three Months ended December 31
	2022	2021	% Change as Reported	% Change in CC
Recurring revenue	$357	$364	(2)%	3%
Perpetual software licenses, hardware and other	17	19	(11)%	(4)%
Consulting services	78	92	(15)%	(7)%
Total revenue	$452	$475	(5)%	—%

Americas	$257	$258	—%	1%
EMEA	128	135	(5)%	3%
APJ	67	82	(18)%	(6)%
Total revenue	$452	$475	(5)%	—%

Revenue
(in millions)
	For the Twelve Months ended December 31
	2022	2021	% Change as Reported	% Change in CC
Recurring revenue	$1,419	$1,464	(3)%	1%
Perpetual software licenses, hardware and other	65	77	(16)%	(12)%
Consulting services	311	376	(17)%	(11)%
Total revenue	$1,795	$1,917	(6)%	(2)%

Americas	$1,038	$1,044	(1)%	—%
EMEA	465	543	(14)%	(7)%
APJ	292	330	(12)%	(2)%
Total revenue	$1,795	$1,917	(6)%	(2)%

	As of December 31
	2022	2021	% Change as Reported	% Change in CC
Total annual recurring revenue*	$1,482	$1,492	(1)%	2%
Public cloud ARR**	$357	$202	77%	81%

*Total annual recurring revenue (ARR) is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights and maintenance. ARR does not include managed services and third-party software. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.
**Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata Vantage and does not include ARR related to private or managed cloud implementations. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata's definition may differ from other companies' definitions of these measures.

The following tables reconcile Teradata's actual and projected results and EPS under GAAP to the Company's actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months			For the Twelve Months
(in millions, except per share data)	ended December 31			ended December 31
Gross Profit:	2022	2021	% Chg.	2022	2021	% Chg.
GAAP Gross Profit	$263	$294	(11)%	$1,081	$1,186	(9)%
% of Revenue	58.2%	61.9%		60.2%	61.9%

Excluding:
Stock-based compensation expense	4	6		16	18
Reorganization and transformation cost	2	—		8	11
Non-GAAP Gross Profit	$269	$300	(10)%	$1,105	$1,215	(9)%
% of Revenue	59.5%	63.2%		61.6%	63.4%
Operating Income
GAAP Operating Income	$11	$50	(78)%	$118	$231	(49)%
% of Revenue	2.4%	10.5%		6.6%	12.1%

Excluding:
Stock-based compensation expense	36	33		126	112
Reorganization and transformation cost	15	7		42	50
Non-GAAP Operating Income	$62	$90	(31)%	$286	$393	(27)%
% of Revenue	13.7%	18.9%		15.9%	20.5%

Net (Loss) / Income
GAAP Net (Loss) / Income	$(7)	$33	(121)%	$33	$147	(78)%
% of Revenue	(1.5)%	6.9%		1.8%	7.7%

Excluding:
Stock-based compensation expense	36	33		126	112
Reorganization and transformation cost	15	6		42	49
Income tax adjustments (i)	(8)	(8)		(27)	(34)
Non-GAAP Net Income	$36	$64	(44)%	$174	$274	(36)%
% of Revenue	8.0%	13.5%		9.7%	14.3%

	For the Three Months		For the Twelve Months
	ended December 31		ended December 31
Earnings Per Share:	2022	2021	2022	2021	2023 Q1 Guidance	2023 FY Guidance
GAAP (Loss)/Earnings Per Share	$(0.07)	$0.29	$0.31	$1.30	$0.32 - $0.36	$0.63 - $0.79
Excluding:
Stock-based compensation expense	0.35	0.29	1.19	0.99	0.30	1.30
Reorganization and transformation cost	0.15	0.06	0.40	0.44	0.04	0.20
Income tax adjustments(i)	(0.08)	(0.07)	(0.26)	(0.30)	(0.06)	(0.23)
Non-GAAP Diluted Earnings Per Share	$0.35	$0.57	$1.64	$2.43	$0.60 - $0.64	$1.90 - $2.06

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. Of this amount, the adjustment for the tax impact of ceasing our operations in Russia created a favorable EPS impact of zero and 0.05 cents, respectively, for the three and twelve months ended December 31, 2022. As a result of these adjustments, the Company’s GAAP effective tax rate for the three months ended December 31, 2022 was 450.0% and December 31, 2021 was 21.4% as compared to the non-GAAP effective tax rates of 32.1% and 21.0%, respectively. For the twelve months ended December 31, the GAAP effective tax rate was 50.7% for 2022 and 23.4% for 2021 as compared to the non-GAAP effective tax rates of 26.0% and 22.4%, respectively.

3.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Free cash flow does not have a uniform definition under generally accepted accounting principles in the United States (GAAP) and therefore, Teradata's definition may differ from other companies' definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for among other things, investments in the Company's existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repay the Company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP.

	For the Three Months		For the Twelve Months
	ended December 31		ended December 31		Outlook
(in millions)	2022	2021	2022	2021	2023
Cash provided by operating activities (GAAP)(4)	$129	$95	$419	$463	$345 to $385
Less capital expenditures for:
Expenditures for property and equipment	(8)	(9)	(14)	(28)	(~15)
Additions to capitalized software	(1)	(1)	(2)	(3)	(~10)
Total capital expenditures	(9)	(10)	(16)	(31)	(~25)
Free Cash Flow (non-GAAP measure)	$120	$85	$403	$432	$320 to $360

4. Cash provided by operating activities and free cash flow for the twelve months ended December 31, 2022, include a one-time, non-recurring, tax refund of fifty million dollars.

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2023 first quarter and full year financial guidance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: the global economic environment and business conditions in general, including inflation and/or recessionary conditions, the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business; fluctuations in our operating, capital allocation, and cash flow results; our ability to execute and realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including sanctions, foreign currency fluctuations, and/or acts of war; risks associated with the ongoing and uncertain impact of the COVID-19 pandemic on our business, financial condition and operating results and on our customers and suppliers; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata
Teradata is the connected multi-cloud data platform for enterprise analytics company. Our enterprise analytics solve business challenges from start to scale. Only Teradata gives you the flexibility to handle the massive and mixed data workloads of the future, today. Learn more at Teradata.com.

# # #
The Teradata logo is a trademark, and Teradata is a registered trademark of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions, except per share amounts - unaudited)

	For the Period Ended December 31
	Three Months			Twelve Months
	2022	2021	% Chg	2022	2021	% Chg
Revenue
Recurring	$357	$364	(2)%	$1,419	$1,464	(3)%
Perpetual software licenses, hardware and other	17	19	(11)%	65	77	(16)%
Consulting services	78	92	(15)%	311	376	(17)%
Total revenue	452	475	(5)%	1,795	1,917	(6)%
Gross profit
Recurring	253	271		1,022	1,099
% of Revenue	70.9%	74.5%		72.0%	75.1%
Perpetual software licenses, hardware and other	4	9		18	34
% of Revenue	23.5%	47.4%		27.7%	44.2%
Consulting services	6	14		41	53
% of Revenue	7.7%	15.2%		13.2%	14.1%
Total gross profit	263	294		1,081	1,186
% of Revenue	58.2%	61.9%		60.2%	61.9%

Selling, general and administrative expenses	175	170		650	646
Research and development expenses	77	74		313	309
Income from operations	11	50		118	231
% of Revenue	2.4%	10.5%		6.6%	12.1%

Other expense, net	(9)	(8)		(51)	(39)

Income before income taxes	2	42		67	192
% of Revenue	0.4%	8.8%		3.7%	10.0%

Income tax expense	9	9		34	45
% Tax rate	450.0%	21.4%		50.7%	23.4%

Net (loss) income	$(7)	$33		$33	$147
% of Revenue	(1.5)%	6.9%		1.8%	7.7%

Net (loss) income per common share
Basic	$(0.07)	$0.31		$0.32	$1.35
Diluted	$(0.07)	$0.29		$0.31	$1.30

Weighted average common shares outstanding
Basic	101.6	107.7		103.2	108.6
Diluted	101.6	112.2		105.8	112.9

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	December 31, 2022	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$569	$506	$592
Accounts receivable, net	364	253	336
Inventories	8	13	26
Other current assets	87	83	152
Total current assets	1,028	855	1,106
Property and equipment, net	244	234	288
Right of use assets- operating lease, net	13	15	26
Goodwill	390	385	396
Capitalized contract costs, net	92	88	111
Deferred income taxes	213	192	202
Other assets	42	49	40
Total assets	$2,022	$1,818	$2,169

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$—	$—	$88
Current portion of finance lease liability	67	66	77
Current portion of operating lease liability	8	8	12
Accounts payable	94	79	67
Payroll and benefits liabilities	137	110	148
Deferred revenue	589	462	552
Other current liabilities	112	78	89
Total current liabilities	1,007	803	1,033
Long-term debt	498	498	324
Finance lease liability	54	45	53
Operating lease liability	10	11	18
Pension and other postemployment plan liabilities	101	127	138
Long-term deferred revenue	8	14	27
Deferred tax liabilities	7	6	7
Other liabilities	79	79	109
Total liabilities	1,764	1,583	1,709
Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,941	1,908	1,808
Accumulated deficit	(1,565)	(1,519)	(1,211)
Accumulated other comprehensive loss	(119)	(155)	(138)
Total stockholders' equity	258	235	460
Total liabilities and stockholders' equity	$2,022	$1,818	$2,169

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended December 31
	Three Months		Twelve Months
	2022	2021	2022	2021
Operating activities
Net (loss) income	$(7)	$33	$33	$147
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation and amortization	33	36	134	149
Stock-based compensation expense	36	33	126	112
Deferred income taxes	(19)	4	(26)	14
Changes in assets and liabilities:
Receivables	(111)	(46)	(28)	(5)
Inventories	5	(9)	18	3
Current payables and accrued expenses	57	(28)	35	17
Deferred revenue	121	87	18	42
Other assets and liabilities	14	(15)	109	(16)
Net cash provided by operating activities	129	95	419	463
Investing activities
Expenditures for property and equipment	(8)	(9)	(14)	(28)
Additions to capitalized software	(1)	(1)	(2)	(3)
Other investing activities	(2)	—	(2)	—
Net cash used in investing activities	(11)	(10)	(18)	(31)
Financing activities
Repurchases of common stock	(41)	(68)	(387)	(244)
Proceeds from long-term borrowings	—	—	100	—
Repayments of long-term borrowings	—	(12)	(13)	(44)
Payments of finance leases	(19)	(24)	(86)	(92)
Other financing activities, net	(1)	—	5	24
Net cash used in financing activities	(61)	(104)	(381)	(356)
Effect of exchange rate changes on cash and cash equivalents	5	(3)	(44)	(14)
Increase (decrease) in cash, cash equivalents and restricted cash	62	(22)	(24)	62
Cash, cash equivalents and restricted cash at beginning of period	509	617	595	533
Cash, cash equivalents and restricted cash at end of period	$571	$595	$571	$595

Supplemental cash flow disclosure:
Non-cash investing and financing activities:
Assets acquired by finance leases	$31	$14	$78	$76
Assets acquired by operating leases	$1	$—	$4	$9

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended December 31				For the Twelve Months Ended December 31
	2022	2021	% Change As Reported	% Change Constant Currency(2)	2022	2021	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$257	$258	0%	1%	$1,038	$1,044	(1)%	0%
EMEA	128	135	(5)%	3%	465	543	(14)%	(7)%
APJ	67	82	(18)%	(6)%	292	330	(12)%	(2)%
Total segment revenue	452	475	(5)%	0%	1,795	1,917	(6)%	(2)%

Segment gross profit
Americas	150	166			643	690
% of Revenue	58.4%	64.3%			61.9%	66.1%
EMEA	78	88			285	337
% of Revenue	60.9%	65.2%			61.3%	62.1%
APJ	41	46			177	188
% of Revenue	61.2%	56.1%			60.6%	57.0%
Total segment gross profit	269	300			1,105	1,215
% of Revenue	59.5%	63.2%			61.6%	63.4%

Reconciling items(1)	(6)	(6)			(24)	(29)
Total gross profit	$263	$294			$1,081	$1,186
% of Revenue	58.2%	61.9%			60.2%	61.9%

(1) Reconciling items include stock-based compensation, capitalized software, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
'(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.